RESTATED CERTIFICATE OF INCORPORATION OF GLOBE LIFE INC. The present name of the corporation is Globe Life Inc. The corporation was incorporated under the name of Liberty National Insurance Holding Company by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 29, 1979. A Restated Certificate of Incorporation under the name of Torchmark Corporation was filed with the Secretary of State of the State of Delaware on November 3, 1987 and, subsequently, on April 30, 2010. An Amended and Restated Certificate of Incorporation of the corporation, effective as of 8:00 a.m. Eastern Time on August 8, 2019, was filed with the Secretary of State of the State of Delaware to change the name of the corporation to Globe Life Inc. This Restated Certificate of Incorporation, also effective as of August 8, 2019, was duly adopted by the corporation’s Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and reads as follows: FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is: GLOBE LIFE INC. SECOND: The registered office of the Corporation is to be located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the county of New Castle, in the State of Delaware (19801). The name of the Corporation’s registered agent at that address is The Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be three hundred twenty-five million (325,000,000), of which five million (5,000,000) shares are to be Preferred Stock of the par value of one dollar ($1.00) each; and three hundred twenty million (320,000,000) shares are to be Common Stock, of the par value of one dollar ($1.00) each. 1. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

a. the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; b. the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series; c. whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption; d. whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof; e. whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange; f. whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof; g. the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and h. any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof. 2. Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine. 2

3. All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock. 4. Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock or otherwise; and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock. 5. In the event of any liquidation, dissolution, or winding up of the Corporation or upon the distribution of the assets of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, the remaining assets of the Corporation shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets. 6. Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held by them; and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the number of authorized shares of the Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote. Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in Exhibit A and Exhibit B attached hereto and incorporated herein by reference: Exhibit A: 6½% Cumulative Preferred Stock, Series A Exhibit B: 7.15% Cumulative Preferred Stock, Series A 3

FIFTH: Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. SIXTH: The Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the By-Laws of the Corporation. SEVENTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the Corporation. EIGHTH: No holder of Preferred Stock or Common Stock of the Corporation shall have any preemptive right as such holder (other than such right, if any, as the Board of Directors in its discretion may by resolution determine pursuant to this Article Eighth) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the Corporation. NINTH: Section 1. Elimination of Certain Liability of Directors. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Section 2. Indemnification and Insurance. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all 4 expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. 5

(d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. TENTH: The Corporation reserves the right at any time from time to time to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force and not inconsistent with the provisions in this Certificate of Incorporation or in the By-Laws may be added or inserted in the manner now or hereafter prescribed by law. All rights, preferences, privileges of whatsoever nature conferred upon stockholders, directors or any other persons whosoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article. 6

IN WITNESS WHEREOF, Globe Life Inc. has caused this Restated Certificate of Incorporation to be executed by its duly authorized officers on this 8th day of August, 2019. GLOBE LIFE INC. By: /s/ Gary L. Coleman Name: Gary L. Coleman Title: Co-Chairman and Chief Executive Officer By: /s/ Larry M. Hutchison Name: Larry M. Hutchison Title: Co-Chairman and Chief Executive Officer 7

Exhibit A CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF 6 1/2% CUMULATIVE PREFERRED STOCK, SERIES A OF GLOBE LIFE INC. Section 1. Designation and Amount. The shares of such series shall be designated as “6 1/2 % Cumulative Preferred Stock, Series “A”(the “Preferred Stock”) and shall have a face value of $1,000.00 per share. The number of shares constituting such series shall be 330,000. Section 2. Dividends and Distributions. Holders of Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Company out of assets of the Company legally available for payment, cumulative cash dividends at the rate of 6 1/2% of the face value per share per annum from the date of issuance to and including perpetuity. Dividends on the Preferred Stock will accrue from the date of issuance and will be payable semi-annually on June 30 and December 31 of each year (or, if such day is not a business day, then the next preceding business day) to the holders of record on such respective dates, not exceeding 30 days preceding the payment date thereof, as may be determined by the Board of Directors. The first dividend will be payable June 30, 1998. The dividends payable on the Preferred Stock for the period from the date of issuance to and including perpetuity and for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable. The dividends payable for each full semi-annual period commencing after June 30, 1998 shall be computed by dividing the annual dividend rate for such dividend period by four and applying the resulting rate against the face value per share of the Preferred Stock. No full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with the Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared and paid or set aside for payment upon shares of Preferred Stock and any other preferred stock ranking on a parity as to dividends shall be declared and paid or set aside for payment pro rata so that the amount of dividends declared and paid or set aside for payment per share on the Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock and such other preferred stock bear to each other. A-1

Except as provided in Section 3 hereof, in the event that full cumulative semi-annual dividends on the Preferred Stock have not been declared and paid or set apart for payment, the Company may not declare or pay any dividend on, or make any distribution on, or payment on account of the purchase, redemption or other retirement of, its Common Stock or any other stock of the Company ranking as to dividends junior to the Preferred Stock, except that dividends may be declared and paid, and distributions and payments may be made, in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking as to dividends and upon distribution of assets junior to the Preferred Stock. No interest shall be payable in respect of any dividend payment which may be in arrears. Section 3. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of all of the outstanding shares of Preferred Stock shall have preference and priority over the Common Stock, or any other class of stock of the Company ranking upon liquidation junior to the Preferred Stock, for payment out of the assets of the Company or proceeds thereof, of $1,000.00 per share plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders, and after such payment the holders of Preferred Stock shall be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $1,000.00 per share plus an amount equal to all accrued and unpaid dividends on the Preferred Stock and the full liquidation payments on any other preferred stock ranking as to liquidation on a parity with the Preferred Stock, then such assets and proceeds shall be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were to be paid in full. A consolidation or merger with, or sale or lease of all or substantially all of the assets of the Company to, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company. Section 4. Redemption. The Company, at is option, may redeem shares of Preferred Stock, as a whole or in part in multiples of $1,000,000 on or after the date of issuance at a price of $1,000.00 per share plus accrued and unpaid dividends to the date fixed for redemption, upon not less than 30 days’ notice. The Company may not redeem less than all the outstanding shares of Preferred Stock unless full cumulative dividends have been paid for all-outstanding shares of Preferred Stock for all past dividend periods. In the event the Company shall redeem shares of Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates A-2 for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price aforesaid. If less than all the outstanding shares of the Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Notwithstanding the foregoing provisions of this Section 4, if any dividends on the Preferred Stock are in arrears, no shares of the Preferred Stock shall be redeemed unless all outstanding shares of the Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or however, that the foregoing shall not prevent the purchase or acquisition of shares of the Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Preferred Stock. All shares of the Preferred Stock redeemed by the Company shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued. Notwithstanding the Company’s right to redeem the Preferred Stock, the Company shall have no obligation to repurchase or retire the Preferred Stock by sinking fund or otherwise. Section 5. Conversion, Preemptive Rights, Exchange. The holders of shares of the Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Company. The holders of the Preferred Stock shall not have any preemptive rights. Section 6. Voting Rights. Holders of the Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. If, on the date used to determine stockholders of record for any meeting of stockholders of the Company at which directors are to be elected, dividends on the Preferred Stock or any other series of preferred stock ranking on a parity with the Preferred Stock as to dividends shall be in arrears in an amount equal to at least three semi- annual dividends (whether or not consecutive) the holders of the Preferred Stock (voting A-3 separately as a class with all other affected series of preferred stock ranking on a parity with the Preferred Stock as to dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to vote and elect two directors of the Company. Such right to elect directors shall remain in effect until all dividend payments on the Preferred Stock have been declared and paid or set apart for payment. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The right of the holders of the Preferred Stock to elect directors shall remain in effect until all dividends payable on the Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right to vote for directors of the holders of the Preferred Stock and of the holders of all other such series of preferred stock. Each holder of Preferred Stock will have one vote for each share held. Without the consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting separately as a class with all other affected series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation, the Company shall not authorize, create or issue, or increase the authorized amount of, any class or series of stock ranking prior to the Preferred Stock as to dividends or upon liquidation. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting separately as a class with all other shares of the same class, will be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Company’s Certificate of Incorporation or any certificate supplemental thereto if the amendment, alteration or repeal adversely affects the preferences, rights, powers or privileges of the Preferred Stock and any other shares of the same class; provided, however, that in any case in which one or more, but not all, series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the shares of all series that would be adversely affected, voting as a class, shall be required, and the holders of shares of any series that would not be adversely affected shall not be entitled to vote thereon. The Company’s Certificate of Incorporation may be amended to increase the number of authorized shares of common or preferred stock ranking on a parity with or junior to the Preferred Stock as to dividends or upon liquidation without the vote of the holders of outstanding shares of Preferred Stock. A-4

Exhibit B CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF 7.15% CUMULATIVE PREFERRED STOCK, SERIES A OF GLOBE LIFE INC. Section 1. Designation and Amount. The shares of such series shall be designated as 7.15% Cumulative Preferred Stock, Series “A” (the “Preferred Stock”) and shall have a face value of $1,000.00 per share. The number of shares constituting such series shall be 100,000. Section 2. Dividends and Distributions. Holders of Preferred Stock will be entitled to receive when and as declared by the Board of Directors of the Company out of assets of the Company legally available for payment, cumulative cash dividends at the rate of 7.15% of the face value per share per annum from the date of issuance to and including perpetuity. Dividends on the Preferred Stock will accrue from the date of issuance and will be payable semi-annually on May 15 and November 15 of each year (or, if such day is not a business day, then the next preceding business day) to the holders of record on such respective dates, not exceeding 30 days preceding the payment date thereof, as may be determined by the Board of Directors. The first dividend will be payable November 15, 2000. The dividends payable on the Preferred Stock for the period from the date of issuance to and including perpetuity and for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable. The dividends payable for each full semi-annual period commencing after November 15, 2000 shall be computed by dividing the annual dividend rate for such dividend period by four and applying the resulting rate against the face value per share of the Preferred Stock. No full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with the Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared and paid or set aside for payment upon shares of Preferred Stock and any other preferred stock ranking on a parity as to dividends shall be declared and paid or set aside for payment pro rata so that the amount of dividends declared and paid or set aside for payment per share on the Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock and such other preferred stock bear to each other. B-1

Except as provided in Section 3 hereof, in the event that full cumulative semi-annual dividends on the Preferred Stock have not been declared and paid or set apart for payment, the Company may not declare or pay any dividend on, or make any distribution on, or payment on account of the purchase, redemption or other retirement of, its Common Stock or any other stock of the Company ranking as to dividends junior to the Preferred Stock, except that dividends may be declared and paid, and distributions and payments may be made, in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking as to dividends and upon distribution of assets junior to the Preferred Stock. No interest shall be payable in respect of any dividend payment which may be in arrears. Section 3. Liquidation Preference. Upon any litigation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of all of the outstanding shares of Preferred Stock shall have preference and priority over the Common Stock, or any other class of stock of the Company ranking upon liquidation junior to the Preferred Stock, for payment out of the assets of the Company or proceeds thereof, of $1,000.00 per share plus any amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders, and after such payment the holders of Preferred Stock shall be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $1,000.00 per share plus an amount equal to all accrued and unpaid dividends on the Preferred Stock and the full liquidation on a parity with the Preferred Stock, then such assets and proceeds shall be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were to be paid in full. A consolidation or merger with, or sale or lease of all or substantially all of the assets of the Company to, one or more corporations shall not be deemed to be liquidation, dissolution or winding up of the Company. Section 4. Redemption. The Company, at its option, may redeem shares of Preferred Stock, as a whole or in part in multiples or $1,000,000 on or after the date of issuance at a price of $1,000.00 per share plus accrued and unpaid dividends to the date fixed for redemption, upon not less than 30 days notice. The Company may not redeem less than all the outstanding shares of Preferred Stock unless full cumulative dividends have been paid for all outstanding shares of Preferred Stock for all past dividend periods. In the event the Company shall redeem shares of Preferred Stock notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends B-2 on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price aforesaid. If less than all the outstanding shares of the Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Notwithstanding the foregoing provisions of this Section 4, if any dividends on the Preferred Stock are in arrears, no shares of the Preferred Stock shall be redeemed unless all outstanding shares of the Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Preferred Stock. All shares of the Preferred Stock redeemed by the Company shall be retired and canceled and shall be restored to the status or authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued. Notwithstanding the Company’s right to redeem the Preferred Stock, the Company shall have no obligation to repurchase or retire the Preferred Stock by sinking fund or otherwise. Section 5. Conversion, Preemptive Rights, Exchange. The holders of shares of the Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Company. The holders of the Preferred Stock shall not have any preemptive rights. Section 6. Voting Rights. Holders of the Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. If, on the date used to determine stockholders of record for any meeting of stockholders of the Company at which directors are to be elected, dividends on the Preferred Stock or any other series of preferred stock ranking on a parity with the Preferred Stock as to dividends shall be in arrears in an amount equal to at least three semi- annual dividends (whether or not consecutive) the holders of the Preferred Stock (voting separately as a class with all other affected series of preferred stock ranking on a parity with the B-3

Preferred Stock as to dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to vote and elect two directors of the Company. Such right to elect directors shall remain in effect until all dividend payments on the Preferred Stock have been declared and paid or set apart for payment. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to case a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The right of the holders of the Preferred Stock to elect directors shall remain in effect until all dividends payable on the Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors to elected shall terminate immediately upon the termination of the right to vote for directors of the holders of the Preferred Stock and of the holders of all other such series of preferred stock. Each holder of Preferred Stock will have one vote for each share held. Without the consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting separately as a class with all other affected series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation, the Company shall not authorize, create or issue, or increase the authorized amount of, any class or series of stock ranking prior to the Preferred Stock as to dividends or upon liquidation. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting separately as a class with all other shares of the same class, will be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Company’s Certificate of Incorporation or any certificate supplemental thereto if the amendment, alteration or repeal adversely affects the preferences, rights, powers or privileges of the Preferred Stock and any other shares of the same class; provided, however, that in any case in which one or more, but not all, series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative vote of the holders of shares entitled to case at least two-thirds of the votes entitled to be case by the holders of shares of any series that would not be adversely affected shall not be entitled to vote to increase the number of authorized shares of common or preferred stock ranking on a parity with or junior to the Preferred Stock as to dividends or upon liquidation without the vote of the holders of outstanding shares of Preferred Stock. B-4